Western Alliance Bancorporation
One East Washington Street
Phoenix, AZ 85004
www.westernalliancebancorporation.com

PHOENIX--(BUSINESS WIRE)--July 18, 2024
SECOND QUARTER 2024 FINANCIAL RESULTS

Quarter Highlights:

Net income	Earnings per share	PPNR[1]	Net interest margin	Efficiency ratio	Book value per common share
$193.6 million	$1.75	$285.0 million	3.63%	62.3%	$54.80
				51.5%[1], adjusted for deposit costs	$48.79[1], excluding goodwill and intangibles

CEO COMMENTARY:
“Western Alliance delivered strong second quarter results featuring robust net interest income growth, gathering loan momentum, and sustained deposit generation,” said Kenneth A. Vecchione, President and Chief Executive Officer. “With balance sheet repositioning actions completed, our focus is rededicated to generating safe, sound risk-adjusted growth supported by an enhanced liquidity profile and sturdy capital base. We achieved net income of $193.6 million and earnings per share of $1.75 for the second quarter 2024, which resulted in a return on tangible common equity[1] of 14.3%. Capital generation continued to improve as pre-provision net revenue[1] grew 22% linked quarter annualized excluding the impact of the FDIC special assessment. Tangible book value per share[1] climbed 13.2% year-over-year to $48.79 with a CET1 ratio of 11.0%.”

LINKED-QUARTER BASIS	YEAR-OVER-YEAR

FINANCIAL HIGHLIGHTS:
▪Net income of $193.6 million and earnings per share of $1.75, up 9.1% and 9.4%, from $177.4 million and $1.60, respectively
▪Net revenue of $771.8 million, an increase of 5.9%, or $43.0 million, compared to an increase in non-interest expenses of 1.0%, or $5.0 million
▪Pre-provision net revenue1 of $285.0 million, up $38.0 million from $247.0 million
▪Effective tax rate of 21.9%, compared to 23.5%
▪Net income of $193.6 million and earnings per share of $1.75, down 10.2% and 10.7%, from $215.7 million and $1.96, respectively
▪Net revenue of $771.8 million, an increase of 15.3%, or $102.5 million, compared to an increase in non-interest expenses of 25.7%, or $99.4 million
▪Pre-provision net revenue1 of $285.0 million, up $3.1 million from $281.9 million
▪Effective tax rate of 21.9%, compared to 17.1%

FINANCIAL POSITION RESULTS:
▪HFI loans of $52.4 billion, up $1.7 billion, or 3.4%
▪Total deposits of $66.2 billion, up $4.0 billion, or 6.5%
▪HFI loan-to-deposit ratio of 79.1%, down from 81.5%
▪Stockholders' equity of $6.3 billion, up $162 million
▪Increase in HFI loans of $4.6 billion, or 9.5%
▪Increase in total deposits of $15.2 billion, or 29.8%
▪HFI loan-to-deposit ratio of 79.1%, down from 93.8%
▪Increase in stockholders' equity of $649 million

LOANS AND ASSET QUALITY:
▪Nonperforming assets (nonaccrual loans and repossessed assets) to total assets of 0.51%, compared to 0.53%
▪Annualized net loan charge-offs to average loans outstanding of 0.18%, compared to 0.08%
▪Nonperforming assets to total assets of 0.51%, compared to 0.39%
▪Annualized net loan charge-offs to average loans outstanding of 0.18%, compared to 0.06%

KEY PERFORMANCE METRICS:
▪Net interest margin of 3.63%, compared to 3.60%
▪Return on average assets and on tangible common equity1 of 0.99% and 14.3%, compared to 0.98% and 13.4%, respectively
▪Tangible common equity ratio1 of 6.7%, compared to 6.8%
▪CET 1 ratio of 11.0%, compared to 11.0%
▪Tangible book value per share1, net of tax, of $48.79, an increase of 3.2% from $47.30
▪Adjusted efficiency ratio1 of 51.5%, compared to 57.3%
▪Net interest margin of 3.63% increased from 3.42%
▪Return on average assets and on tangible common equity1 of 0.99% and 14.3%, compared to 1.23% and 18.2%, respectively
▪Tangible common equity ratio1 of 6.7% increased from 7.0%
▪CET 1 ratio of 11.0%, compared to 10.1%
▪Tangible book value per share1, net of tax, of $48.79, an increase of 13.2% from $43.09
▪Adjusted efficiency ratio1 of 51.5%, compared to 50.5%

1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Income Statement
Net interest income totaled $656.6 million in the second quarter 2024, an increase of $57.7 million, or 9.6%, from $598.9 million in the first quarter 2024, and an increase of $106.3 million, or 19.3%, compared to the second quarter 2023. The increase in net interest income from the first quarter 2024 is due to an increase in average securities and HFI loan balances, partially offset by an increase in deposit balances and rates. The increase in net interest income from the second quarter 2023 was driven by an increase in average securities balances and higher HFI loan balances and yields, coupled with a decrease in the average short-term borrowings balance. These increases were partially offset by higher balances and rates on deposits and a lower average HFS loan balance.
The Company recorded a provision for credit losses of $37.1 million in the second quarter 2024, an increase of $21.9 million from $15.2 million in the first quarter 2024, and an increase of $15.3 million from $21.8 million in the second quarter 2023. The provision for credit losses during the second quarter 2024 is primarily reflective of loan growth and net-charge offs of $22.8 million.
The Company’s net interest margin in the second quarter 2024 was 3.63%, an increase from 3.60% in the first quarter 2024, and an increase from 3.42% in the second quarter 2023. The increase in net interest margin from the first quarter 2024 was driven by growth in average earning asset balances outpacing interest-bearing deposits. The increase in net interest margin from the second quarter 2023 was driven by higher average HFI loan and securities balances and a decrease in average short-term borrowings, partially offset by higher average deposit balances.
Non-interest income was $115.2 million for the second quarter 2024, compared to $129.9 million for the first quarter 2024, and $119.0 million for the second quarter 2023. The $14.7 million decrease in non-interest income from the first quarter 2024 was primarily due to a decrease of $12.9 million in income from equity investments and $8.3 million in net loan servicing revenue due to lower fair value changes partially offset by higher servicing income. These changes were partially offset by gains on sales of investment securities which were $3.2 million higher than the previous quarter and a $1.5 million increase in net gain on loan origination and sale activities from higher volumes. The $3.8 million decrease in non-interest income from the second quarter 2023 was primarily driven by lower net gain on loan origination and sale activities and lower fair value gain adjustments, partially offset by gains on security sales in the second quarter 2024 compared to losses in the second quarter 2023 and higher net loan servicing revenue.

Net revenue totaled $771.8 million for the second quarter 2024, an increase of $43.0 million or 5.9%, compared to $728.8 million for the first quarter 2024, and an increase of $102.5 million or 15.3%, compared to $669.3 million for the second quarter 2023.
Non-interest expense was $486.8 million for the second quarter 2024, compared to $481.8 million for the first quarter 2024, and $387.4 million for the second quarter 2023. The Company’s efficiency ratio, adjusted for deposit costs1 was 51.5% for the second quarter 2024, compared to 57.3% in the first quarter 2024, and 50.5% for the second quarter 2023. The increase in non-interest expense from the first quarter 2024 is due primarily to an increase of $36.7 million in deposit costs, partially offset by a decrease in insurance cost of $25.1 million. The decrease in insurance cost is related to the FDIC special assessment as the Company recognized a $17.6 million charge during the first quarter 2024, compared to an expense reduction of $6.0 million during the second quarter 2024. The increase in non-interest expense from the second quarter 2023 is primarily attributable to an increase in deposit costs.
Income tax expense was $54.3 million for the second quarter 2024, compared to $54.4 million for the first quarter 2024, and $44.4 million for the second quarter 2023. The decrease in income tax expense from the first quarter 2024 is primarily related to the forecasted impact of bank owned life insurance purchased subsequent to quarter end. The increase in income tax expense from the second quarter 2023 is primarily related to a higher effective tax rate resulting from lower utilization of tax credits due to timing of projects being placed in service partially offset by lower pre-tax income.
Net income was $193.6 million for the second quarter 2024, an increase of $16.2 million from $177.4 million for the first quarter 2024, and a decrease of $22.1 million from $215.7 million for the second quarter 2023. Earnings per share totaled $1.75 for the second quarter 2024, compared to $1.60 for the first quarter 2024, and $1.96 for the second quarter 2023.
The Company views its pre-provision net revenue1 ("PPNR") as a key metric for assessing the Company’s earnings power, which it defines as net revenue less non-interest expense. For the second quarter 2024, the Company’s PPNR1 was $285.0 million, up $38.0 million from $247.0 million in the first quarter 2024, and up $3.1 million from $281.9 million in the second quarter 2023.
The Company had 3,310 full-time equivalent employees and 56 offices at June 30, 2024, compared to 3,312 full-time equivalent employees and 56 offices at March 31, 2024, and 3,336 full-time equivalent employees and 56 offices at June 30, 2023.

1    See reconciliation of Non-GAAP Financial Measures starting on page 19.

Balance Sheet
HFI loans, net of deferred fees totaled $52.4 billion at June 30, 2024, compared to $50.7 billion at March 31, 2024, and $47.9 billion at June 30, 2023. The increase in HFI loans of $1.7 billion from the prior quarter was primarily driven by an increase of $1.9 billion in commercial and industrial loans, partially offset by decreases of $179 million and $69 million in residential real estate and construction and land development loans, respectively. The increase in HFI loans of $4.6 billion from June 30, 2023 was primarily driven by increases of $5.0 billion and $284 million in commercial and industrial and construction and land development loans, respectively. This increase was partially offset by decreases of $555 million and $266 million in residential real estate and commercial real estate non-owner occupied loans, respectively. HFS loans totaled $2.0 billion at June 30, 2024, compared to $1.8 billion at March 31, 2024, and $3.2 billion at June 30, 2023. The balance of HFS loans at June 30, 2024 and March 31, 2024 primarily consisted of AmeriHome HFS loans. The increase of $166 million in HFS loans from the prior quarter is primarily related to an increase in agency conforming loans. The decrease of $1.1 billion in HFS loans from June 30, 2023 primarily related to the sale and disposition of loans during 2023 related to the Company's balance sheet repositioning strategy.
The Company's allowance for credit losses on HFI loans consists of an allowance for funded HFI loans and an allowance for unfunded loan commitments. The allowance for loan losses to funded HFI loans ratio was 0.67% at June 30, 2024, March 31, 2024, and June 30, 2023. The allowance for credit losses, which includes the allowance for unfunded loan commitments, to funded HFI loans ratio was 0.74% at June 30, 2024 and March 31, 2024 and 0.76% at June 30, 2023. The Company is a party to credit linked note transactions which effectively transfer a portion of the risk of losses on reference pools of loans to the purchasers of the notes. The Company is protected from first credit losses on reference pools of loans totaling $8.9 billion, $9.0 billion, and $9.4 billion as of June 30, 2024, March 31, 2024, and June 30, 2023, respectively, under these transactions. However, as these note transactions are considered to be free standing credit enhancements, the allowance for credit losses cannot be reduced by the expected credit losses that may be mitigated by these notes. Accordingly, the allowance for loan and credit losses ratios include an allowance related to these pools of loans of $11.7 million as of June 30, 2024, $14.2 million as of March 31, 2024, and $21.4 million as of June 30, 2023. The allowance for credit losses to funded HFI loans ratio, adjusted to reduce the HFI loan balance by the amount of loans in covered reference pools, was 0.89% at June 30, 2024, 0.90% at March 31, 2024, and 0.94% at June 30, 2023.
Deposits totaled $66.2 billion at June 30, 2024, an increase of $4.0 billion from $62.2 billion at March 31, 2024, and an increase of $15.2 billion from $51.0 billion at June 30, 2023. By deposit type, the increase from the prior quarter is attributable to increases of $3.1 billion from non-interest bearing deposits, $893 million from savings and money market deposits and $302 million from interest-bearing demand deposits, partially offset by a $302 million decrease in certificates of deposits. From June 30, 2023, non-interest bearing deposits increased $4.8 billion, interest-bearing demand deposits increased $4.6 billion, savings and money market deposits increased $4.0 billion, and certificates of deposit increased $1.8 billion. Non-interest bearing deposits were $21.5 billion at June 30, 2024, compared to $18.4 billion at March 31, 2024, and $16.7 billion at June 30, 2023.
The table below shows the Company's deposit types as a percentage of total deposits:

	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023
Non-interest bearing	32.5%	29.6%	32.8%
Interest-bearing demand	26.1	27.3	24.8
Savings and money market	25.8	26.0	25.6
Certificates of deposit	15.6	17.1	16.8
The Company’s ratio of HFI loans to deposits was 79.1% at June 30, 2024, compared to 81.5% at March 31, 2024, and 93.8% at June 30, 2023.
Borrowings were $5.6 billion at June 30, 2024, $6.2 billion at March 31, 2024, and $9.6 billion at June 30, 2023. Borrowings decreased $634 million from March 31, 2024 primarily due to a decrease in short-term borrowings. The decrease in borrowings from June 30, 2023 is primarily due to a decrease in short-term borrowings of $3.6 billion and payoff of the AmeriHome senior notes as part of the Company's balance sheet repositioning.
Qualifying debt totaled $897 million at June 30, 2024, compared to $896 million at March 31, 2024 and $888 million June 30, 2023.
Stockholders’ equity was $6.3 billion at June 30, 2024, compared to $6.2 billion at March 31, 2024 and $5.7 billion at June 30, 2023. The increase in stockholders’ equity from the prior quarter was due to net income, partially offset by dividends to shareholders. Cash dividends of $40.8 million ($0.37 per common share) and $3.2 million ($0.27 per depository share) were paid to stockholders during the second quarter 2024. The increase in stockholders' equity from June 30, 2023 is primarily a function of net income, partially offset by dividends to stockholders.
The Company's common equity tier 1 capital ratio was 11.0% at June 30, 2024 and March 31, 2024, compared to 10.1% at June 30, 2023. At June 30, 2024, tangible common equity, net of tax1, was 6.7% of tangible assets1 and total capital was 13.9% of risk-weighted assets. The Company’s tangible book value per share1 was $48.79 at June 30, 2024, an increase of 3.2% from $47.30 at March 31, 2024, and an increase of 13.2% from $43.09 at June 30, 2023. The increase in tangible book value per share from March 31, 2024 and June 30, 2023 is attributable to net income.
Total assets increased 4.7% to $80.6 billion at June 30, 2024 from $77.0 billion at March 31, 2024, and increased 18.2% from $68.2 billion at June 30, 2023. The increase in total assets from March 31, 2024 was primarily driven by an increase in HFI loans and investment securities. The increase in total assets from June 30, 2023 was primarily driven by an increase in investment securities and HFI loans, partially offset by a decrease in HFS loans.

1     See reconciliation of Non-GAAP Financial Measures starting on page 19.

Asset Quality
Provision for credit losses totaled $37.1 million for the second quarter 2024, compared to $15.2 million for the first quarter 2024, and $21.8 million for the second quarter 2023. Net loan charge-offs in the second quarter 2024 totaled $22.8 million, or 0.18% of average loans (annualized), compared to $9.8 million, or 0.08%, in the first quarter 2024, and $7.4 million, or 0.06%, in the second quarter 2023.
Nonaccrual loans increased $2 million to $401 million during the quarter and increased $145 million from June 30, 2023. Loans past due 90 days and still accruing interest totaled zero at June 30, 2024, $6 million at March 31, 2024, and zero at June 30, 2023 (excluding government guaranteed loans of $330 million, $349 million, and $481 million, respectively). Loans past due 30-89 days and still accruing interest totaled $83 million at June 30, 2024, a decrease from $117 million at March 31, 2024, and a decrease from $121 million at June 30, 2023 (excluding government guaranteed loans of $221 million, $224 million, and $289 million, respectively).
Repossessed assets totaled $8 million at June 30, 2024, flat from March 31, 2024, and a decrease of $3 million from June 30, 2023. Classified assets totaled $748 million at June 30, 2024, a decrease of $33 million from $781 million at March 31, 2024, and an increase of $144 million from $604 million at June 30, 2023.
The ratio of classified assets to Tier 1 capital plus the allowance for credit losses2, a common regulatory measure of asset quality, was 11.2% at June 30, 2024, compared to 12.0% at March 31, 2024, and 10.0% at June 30, 2023.

2     The allowance for credit losses used in this ratio is calculated in accordance with regulatory capital rules.

Segment Highlights
The Company's reportable segments are aggregated with a focus on products and services offered and consist of three reportable segments:
–Commercial segment: provides commercial banking and treasury management products and services to small and middle-market businesses, specialized banking services to sophisticated commercial institutions and investors within niche industries, as well as financial services to the real estate industry.
–Consumer Related segment: offers both commercial banking services to enterprises in consumer-related sectors and consumer banking services, such as residential mortgage banking.
–Corporate & Other segment: consists of the Company's investment portfolio, Corporate borrowings and other related items, income and expense items not allocated to other reportable segments, and inter-segment eliminations.
Key management metrics for evaluating the performance of the Company's Commercial and Consumer Related segments include loan and deposit growth, asset quality, and pre-tax income.
The Commercial segment reported an HFI loan balance of $31.0 billion at June 30, 2024, an increase of $1.4 billion during the quarter, and an increase of $2.9 billion during the last twelve months. Loans held for sale totaled zero at June 30, 2024 and March 31, 2024, compared to $1.0 billion as of June 30, 2023 as the Company executed its balance sheet repositioning strategy. Deposits for the Commercial segment totaled $25.3 billion at June 30, 2024, an increase of $180 million during the quarter, and an increase of $3.9 billion during the last twelve months.
Pre-tax income for the Commercial segment was $128.4 million for the three months ended June 30, 2024, a decrease of $15.2 million from the three months ended March 31, 2024, and a decrease of $93.0 million from the three months ended June 30, 2023. For the six months ended June 30, 2024, the Commercial segment reported total pre-tax income of $272.1 million, a decrease of $108.8 million compared to the six months ended June 30, 2023.
The Consumer Related segment reported an HFI loan balance of $21.4 billion at June 30, 2024, an increase of $328 million during the quarter, and an increase of $1.7 billion during the last twelve months. The Consumer Related segment also had loans held for sale of $2.0 billion at June 30, 2024, an increase of $166 million during the quarter, and a decrease of $100 million during the last twelve months. Deposits for the Consumer Related segment totaled $34.5 billion, an increase of $4.0 billion during the quarter, and an increase of $12.1 billion during the last twelve months.
Pre-tax income for the Consumer Related segment was $96.8 million for the three months ended June 30, 2024, an increase of $4.0 million from the three months ended March 31, 2024, and an increase of $40.1 million from the three months ended June 30, 2023. Pre-tax income for the Consumer Related segment for the six months ended June 30, 2024 totaled $189.6 million, an increase of $76.3 million compared to the six months ended June 30, 2023.

Conference Call and Webcast
Western Alliance Bancorporation will host a conference call and live webcast to discuss its second quarter 2024 financial results at 12:00 p.m. ET on Friday, July 19, 2024. Participants may access the call by dialing 1-833-470-1428 and using access code 465259 or via live audio webcast using the website link https://events.q4inc.com/attendee/904562028. The webcast is also available via the Company’s website at www.westernalliancebancorporation.com. Participants should log in at least 15 minutes early to receive instructions. The call will be recorded and made available for replay after 3:00 p.m. ET July 19th through 11:59 p.m. ET August 19th by dialing 1-866-813-9403, using access code 719075.
Reclassifications
Certain amounts in the Consolidated Income Statements for the prior periods have been reclassified to conform to the current presentation. The reclassifications have no effect on net income or stockholders’ equity as previously reported.
Use of Non-GAAP Financial Information
This press release contains both financial measures based on GAAP and non-GAAP based financial measures, which are used where management believes them to be helpful in understanding the Company’s results of operations or financial position. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in this press release. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies.
Cautionary Note Regarding Forward-Looking Statements
This release contains forward-looking statements that relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. Examples of forward-looking statements include, among others, statements we make regarding our expectations with regard to our business, financial and operating results, future economic performance and dividends. The forward-looking statements contained herein reflect our current views about future events and financial performance and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause our actual results to differ significantly from historical results and those expressed in any forward-looking statement. Some factors that could cause actual results to differ materially from historical or expected results include, among others: the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 and the Company's subsequent Quarterly Reports on Form 10-Q, each as filed with the Securities and Exchange Commission; adverse developments in the financial services industry generally such as the bank failures in 2023 and any related impact on depositor behavior; risks related to the sufficiency of liquidity; the potential adverse effects of unusual and infrequently occurring events and any governmental or societal responses thereto; changes in general economic conditions, either nationally or locally in the areas in which we conduct or will conduct our business; the impact on financial markets from geopolitical conflicts such as the wars in Ukraine and the Middle East; inflation, interest rate, market and monetary fluctuations; increases in competitive pressures among financial institutions and businesses offering similar products and services; higher defaults on our loan portfolio than we expect; changes in management’s estimate of the adequacy of the allowance for credit losses; legislative or regulatory changes or changes in accounting principles, policies or guidelines; supervisory actions by regulatory agencies which may limit our ability to pursue certain growth opportunities, including expansion through acquisitions; additional regulatory requirements resulting from our continued growth; management’s estimates and projections of interest rates and interest rate policy; the execution of our business plan; and other factors affecting the financial services industry generally or the banking industry in particular.
Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements, whether written or oral, that may be made from time to time, set forth in this press release to reflect new information, future events or otherwise.
About Western Alliance Bancorporation
With more than $80 billion in assets, Western Alliance Bancorporation (NYSE:WAL) is one of the country’s top-performing banking companies. Through its primary subsidiary, Western Alliance Bank, Member FDIC, clients benefit from a full spectrum of tailored commercial banking solutions and consumer products, all delivered with outstanding service by industry experts who put customers first. Major accolades include being ranked as a top U.S. bank in 2023 by American Banker and Bank Director and receiving #1 rankings on Institutional Investor's All-America Executive Team Midcap 2023-2024 for Best CEO, Best CFO, Best Company Board of Directors and Best Investor Relations Team. Serving clients across the country wherever business happens, Western Alliance Bank operates individual, full-service banking and financial brands with offices in key markets nationwide. For more information, visit westernalliancebank.com.
Contacts
Investors: Miles Pondelik, 602-346-7462
Email: MPondelik@westernalliancebank.com
Media: Stephanie Whitlow, 480-998-6547
Email: SWhitlow@westernalliancebank.com

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Selected Balance Sheet Data:
				As of June 30,
				2024	2023	Change %
				(in millions)
Total assets				$80,581	$68,160	18.2%
Loans held for sale				2,007	3,156	(36.4)
HFI loans, net of deferred fees				52,430	47,875	9.5
Investment securities				17,268	10,131	70.4
Total deposits				66,244	51,041	29.8
Borrowings				5,587	9,567	(41.6)
Qualifying debt				897	888	1.0
Stockholders' equity				6,334	5,685	11.4
Tangible common equity, net of tax (1)				5,377	4,718	14.0
Common equity Tier 1 capital				5,946	5,348	11.2

Selected Income Statement Data:
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2024	2023	Change %	2024	2023	Change %
	(in millions, except per share data)			(in millions, except per share data)
Interest income	$1,147.5	$1,000.8	14.7%	$2,202.5	$1,969.7	11.8%
Interest expense	490.9	450.5	9.0	947.0	809.5	17.0
Net interest income	656.6	550.3	19.3	1,255.5	1,160.2	8.2
Provision for credit losses	37.1	21.8	70.2	52.3	41.2	26.9
Net interest income after provision for credit losses	619.5	528.5	17.2	1,203.2	1,119.0	7.5
Non-interest income	115.2	119.0	(3.2)	245.1	61.0	NM
Non-interest expense	486.8	387.4	25.7	968.6	735.3	31.7
Income before income taxes	247.9	260.1	(4.7)	479.7	444.7	7.9
Income tax expense	54.3	44.4	22.3	108.7	86.8	25.2
Net income	193.6	215.7	(10.2)	371.0	357.9	3.7
Dividends on preferred stock	3.2	3.2	—	6.4	6.4	—
Net income available to common stockholders	$190.4	$212.5	(10.4)	$364.6	$351.5	3.7
Diluted earnings per common share	$1.75	$1.96	(10.7)	$3.34	$3.24	3.1

(1)    See Reconciliation of Non-GAAP Financial Measures.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Summary Consolidated Financial Data
Unaudited

Common Share Data:
	At or For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2024	2023	Change %	2024	2023	Change %
Diluted earnings per common share	$1.75	$1.96	(10.7)%	$3.34	$3.24	3.1%
Book value per common share	54.80	49.22	11.3
Tangible book value per common share, net of tax (1)	48.79	43.09	13.2
Average common shares outstanding (in millions):
Basic	108.6	108.3	0.3	108.6	108.2	0.3
Diluted	109.1	108.3	0.8	109.1	108.3	0.7
Common shares outstanding	110.2	109.5	0.6

Selected Performance Ratios:
Return on average assets (2)	0.99%	1.23%	(19.5)%	0.99%	1.02%	(2.9)%
Return on average tangible common equity (1, 2)	14.3	18.2	(21.4)	13.8	15.2	(9.2)
Net interest margin (2)	3.63	3.42	6.1	3.61	3.60	0.3
Efficiency ratio, adjusted for deposit costs (1)	51.5	50.5	2.0	54.4	52.5	3.6
HFI loan to deposit ratio	79.1	93.8	(15.7)

Asset Quality Ratios:
Net charge-offs to average loans outstanding (2)	0.18%	0.06%	NM	0.13%	0.05%	NM
Nonaccrual loans to funded HFI loans	0.76	0.53	43.4
Nonaccrual loans and repossessed assets to total assets	0.51	0.39	30.8
Allowance for loan losses to funded HFI loans	0.67	0.67	—
Allowance for loan losses to nonaccrual HFI loans	88	125	(29.9)

Capital Ratios:
	Jun 30, 2024	Mar 31, 2024	Jun 30, 2023
Tangible common equity (1)	6.7%	6.8%	7.0%
Common Equity Tier 1 (3)	11.0	11.0	10.1
Tier 1 Leverage ratio (3)	8.0	8.5	8.1
Tier 1 Capital (3)	11.7	11.7	10.8
Total Capital (3)	13.9	14.0	13.0

(1)    See Reconciliation of Non-GAAP Financial Measures.
(2)    Annualized on an actual/actual basis for periods less than 12 months.
(3)    Capital ratios for June 30, 2024 are preliminary.
NM    Changes +/- 100% are not meaningful.

Western Alliance Bancorporation and Subsidiaries
Condensed Consolidated Income Statements
Unaudited
	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(dollars in millions, except per share data)
Interest income:
Loans	$896.7	$857.2	$1,768.6	$1,689.9
Investment securities	190.5	112.4	334.5	208.5
Other	60.3	31.2	99.4	71.3
Total interest income	1,147.5	1,000.8	2,202.5	1,969.7
Interest expense:
Deposits	410.3	251.1	790.9	482.7
Qualifying debt	9.6	9.5	19.1	18.8
Borrowings	71.0	189.9	137.0	308.0
Total interest expense	490.9	450.5	947.0	809.5
Net interest income	656.6	550.3	1,255.5	1,160.2
Provision for credit losses	37.1	21.8	52.3	41.2
Net interest income after provision for credit losses	619.5	528.5	1,203.2	1,119.0
Non-interest income:
Net gain on loan origination and sale activities	46.8	62.3	92.1	93.7
Net loan servicing revenue	38.1	24.1	84.5	66.0
Service charges and fees	10.8	20.8	20.7	30.3
Commercial banking related income	6.7	6.0	13.2	12.2
Income from equity investments	4.2	0.7	21.3	2.1
Gain (loss) on sales of investment securities	2.3	(13.6)	1.4	(26.1)
Fair value gain (loss) adjustments, net	0.7	12.7	1.0	(135.1)
(Loss) gain on recovery from credit guarantees	(2.5)	1.2	(3.0)	4.5
Other	8.1	4.8	13.9	13.4
Total non-interest income	115.2	119.0	245.1	61.0
Non-interest expenses:
Deposit costs	173.7	91.0	310.7	177.9
Salaries and employee benefits	153.0	145.6	307.9	294.5
Data processing	35.7	28.6	71.7	55.0
Insurance	33.8	33.0	92.7	48.7
Legal, professional, and directors' fees	25.8	26.4	55.9	49.5
Occupancy	18.4	15.4	35.9	31.9
Loan servicing expenses	16.6	18.4	31.6	32.2
Business development and marketing	6.4	5.0	11.9	10.2
Loan acquisition and origination expenses	5.1	5.6	9.9	10.0
Net (gain) loss on sales and valuations of repossessed and other assets	(1.2)	0.5	(1.6)	0.5
Gain on extinguishment of debt	—	(0.7)	—	(13.4)
Other	19.5	18.6	42.0	38.3
Total non-interest expense	486.8	387.4	968.6	735.3
Income before income taxes	247.9	260.1	479.7	444.7
Income tax expense	54.3	44.4	108.7	86.8
Net income	193.6	215.7	371.0	357.9
Dividends on preferred stock	3.2	3.2	6.4	6.4
Net income available to common stockholders	$190.4	$212.5	$364.6	$351.5

Earnings per common share:
Diluted shares	109.1	108.3	109.1	108.3
Diluted earnings per share	$1.75	$1.96	$3.34	$3.24

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Income Statements
Unaudited
	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(in millions, except per share data)
Interest income:
Loans	$896.7	$871.9	$859.0	$860.8	$857.2
Investment securities	190.5	144.0	136.2	122.8	112.4
Other	60.3	39.1	43.8	43.0	31.2
Total interest income	1,147.5	1,055.0	1,039.0	1,026.6	1,000.8
Interest expense:
Deposits	410.3	380.6	343.7	316.2	251.1
Qualifying debt	9.6	9.5	9.6	9.5	9.5
Borrowings	71.0	66.0	94.0	113.9	189.9
Total interest expense	490.9	456.1	447.3	439.6	450.5
Net interest income	656.6	598.9	591.7	587.0	550.3
Provision for credit losses	37.1	15.2	9.3	12.1	21.8
Net interest income after provision for credit losses	619.5	583.7	582.4	574.9	528.5
Non-interest income:
Net gain on loan origination and sale activities	46.8	45.3	47.8	52.0	62.3
Net loan servicing revenue	38.1	46.4	9.1	27.2	24.1
Service charges and fees	10.8	9.9	22.7	23.3	20.8
Commercial banking related income	6.7	6.5	5.9	5.6	6.0
Income from equity investments	4.2	17.1	13.1	0.5	0.7
Gain (loss) on sales of investment securities	2.3	(0.9)	(14.8)	0.1	(13.6)
Fair value gain (loss) adjustments, net	0.7	0.3	1.3	17.8	12.7
(Loss) gain on recovery from credit guarantees	(2.5)	(0.5)	(2.7)	(4.0)	1.2
Other	8.1	5.8	8.1	6.7	4.8
Total non-interest income	115.2	129.9	90.5	129.2	119.0
Non-interest expenses:
Deposit costs	173.7	137.0	131.0	127.8	91.0
Salaries and employee benefits	153.0	154.9	134.6	137.2	145.6
Data processing	35.7	36.0	33.1	33.9	28.6
Insurance	33.8	58.9	108.6	33.1	33.0
Legal, professional, and directors' fees	25.8	30.1	29.4	28.3	26.4
Occupancy	18.4	17.5	16.9	16.8	15.4
Loan servicing expenses	16.6	15.0	14.7	11.9	18.4
Business development and marketing	6.4	5.5	6.7	4.9	5.0
Loan acquisition and origination expenses	5.1	4.8	4.8	5.6	5.6
Net (gain) loss on sales and valuations of repossessed and other assets	(1.2)	(0.4)	0.3	2.2	0.5
Gain on extinguishment of debt	—	—	(39.3)	—	(0.7)
Other	19.5	22.5	21.1	24.5	18.6
Total non-interest expense	486.8	481.8	461.9	426.2	387.4
Income before income taxes	247.9	231.8	211.0	277.9	260.1
Income tax expense	54.3	54.4	63.1	61.3	44.4
Net income	193.6	177.4	147.9	216.6	215.7
Dividends on preferred stock	3.2	3.2	3.2	3.2	3.2
Net income available to common stockholders	$190.4	$174.2	$144.7	$213.4	$212.5

Earnings per common share:
Diluted shares	109.1	109.0	108.7	108.5	108.3
Diluted earnings per share	$1.75	$1.60	$1.33	$1.97	$1.96

Western Alliance Bancorporation and Subsidiaries
Five Quarter Condensed Consolidated Balance Sheets
Unaudited
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(in millions)
Assets:
Cash and due from banks	$4,077	$3,550	$1,576	$3,497	$2,153
Investment securities	17,268	16,092	12,712	11,204	10,131
Loans held for sale	2,007	1,841	1,402	1,766	3,156
Loans held for investment:
Commercial and industrial	21,690	19,749	19,103	18,344	16,657
Commercial real estate - non-owner occupied	9,647	9,637	9,650	9,810	9,913
Commercial real estate - owner occupied	1,886	1,859	1,810	1,771	1,805
Construction and land development	4,712	4,781	4,889	4,669	4,428
Residential real estate	14,445	14,624	14,778	14,779	15,000
Consumer	50	50	67	74	72
Loans HFI, net of deferred fees	52,430	50,700	50,297	49,447	47,875
Allowance for loan losses	(352)	(340)	(337)	(327)	(321)
Loans HFI, net of deferred fees and allowance	52,078	50,360	49,960	49,120	47,554
Mortgage servicing rights	1,145	1,178	1,124	1,233	1,007
Premises and equipment, net	351	344	339	327	315
Operating lease right-of-use asset	133	139	145	150	151
Other assets acquired through foreclosure, net	8	8	8	8	11
Bank owned life insurance	187	187	186	184	184
Goodwill and other intangibles, net	664	666	669	672	674
Other assets	2,663	2,624	2,741	2,730	2,824
Total assets	$80,581	$76,989	$70,862	$70,891	$68,160
Liabilities and Stockholders' Equity:
Liabilities:
Deposits
Non-interest bearing deposits	$21,522	$18,399	$14,520	$17,991	$16,733
Interest bearing:
Demand	17,267	16,965	15,916	12,843	12,646
Savings and money market	17,087	16,194	14,791	14,672	13,085
Certificates of deposit	10,368	10,670	10,106	8,781	8,577
Total deposits	66,244	62,228	55,333	54,287	51,041
Borrowings	5,587	6,221	7,230	8,745	9,567
Qualifying debt	897	896	895	890	888
Operating lease liability	165	172	179	180	179
Accrued interest payable and other liabilities	1,354	1,300	1,147	1,043	800
Total liabilities	74,247	70,817	64,784	65,145	62,475
Stockholders' Equity:
Preferred stock	295	295	295	295	295
Common stock and additional paid-in capital	2,099	2,087	2,081	2,073	2,064
Retained earnings	4,498	4,348	4,215	4,111	3,937
Accumulated other comprehensive loss	(558)	(558)	(513)	(733)	(611)
Total stockholders' equity	6,334	6,172	6,078	5,746	5,685
Total liabilities and stockholders' equity	$80,581	$76,989	$70,862	$70,891	$68,160

Western Alliance Bancorporation and Subsidiaries
Changes in the Allowance For Credit Losses on Loans
Unaudited
	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(in millions)
Allowance for loan losses
Balance, beginning of period	$340.3	$336.7	$327.4	$321.1	$304.7
Provision for credit losses (1)	34.3	13.4	17.8	14.3	23.8
Recoveries of loans previously charged-off:
Commercial and industrial	0.1	0.4	0.7	0.4	0.7
Commercial real estate - non-owner occupied	—	—	—	—	—
Commercial real estate - owner occupied	—	—	0.1	—	—
Construction and land development	—	—	—	—	—
Residential real estate	—	—	—	0.1	—
Consumer	—	—	—	—	0.1
Total recoveries	0.1	0.4	0.8	0.5	0.8
Loans charged-off:
Commercial and industrial	5.3	2.3	9.3	5.5	6.0
Commercial real estate - non-owner occupied	17.6	7.9	—	3.0	2.2
Commercial real estate - owner occupied	—	—	—	—	—
Construction and land development	—	—	—	—	—
Residential real estate	—	—	—	—	—
Consumer	—	—	—	—	—
Total loans charged-off	22.9	10.2	9.3	8.5	8.2
Net loan charge-offs	22.8	9.8	8.5	8.0	7.4
Balance, end of period	$351.8	$340.3	$336.7	$327.4	$321.1

Allowance for unfunded loan commitments
Balance, beginning of period	$33.1	$31.6	$37.9	$41.1	$44.8
Provision for (recovery of) credit losses (1)	2.8	1.5	(6.3)	(3.2)	(3.7)
Balance, end of period (2)	$35.9	$33.1	$31.6	$37.9	$41.1

Components of the allowance for credit losses on loans
Allowance for loan losses	$351.8	$340.3	$336.7	$327.4	$321.1
Allowance for unfunded loan commitments	35.9	33.1	31.6	37.9	41.1
Total allowance for credit losses on loans	$387.7	$373.4	$368.3	$365.3	$362.2

Net charge-offs to average loans - annualized	0.18%	0.08%	0.07%	0.07%	0.06%

Allowance ratios
Allowance for loan losses to funded HFI loans (3)	0.67%	0.67%	0.67%	0.66%	0.67%
Allowance for credit losses to funded HFI loans (3)	0.74	0.74	0.73	0.74	0.76
Allowance for loan losses to nonaccrual HFI loans	88	85	123	138	125
Allowance for credit losses to nonaccrual HFI loans	97	94	135	154	141
(1)    The above tables reflect the provision for credit losses on funded and unfunded loans. There was a $0.5 million provision release on AFS investment securities and a $0.5 million provision for credit losses on HTM investment securities for the three months ended June 30, 2024. The allowance for credit losses on AFS and HTM investment securities totaled $0.8 million and $8.7 million, respectively, as of June 30, 2024.
(2)    The allowance for unfunded loan commitments is included as part of accrued interest payable and other liabilities on the balance sheet.
(3)    Ratio includes an allowance for credit losses of $11.7 million as of June 30, 2024 related to a pool of loans covered under three separate credit linked note transactions.

Western Alliance Bancorporation and Subsidiaries
Asset Quality Metrics
Unaudited
	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(in millions)
Nonaccrual loans and repossessed assets
Nonaccrual loans	$401	$399	$273	$237	$256
Nonaccrual loans to funded HFI loans	0.76%	0.79%	0.54%	0.48%	0.53%
Repossessed assets	$8	$8	$8	$8	$11
Nonaccrual loans and repossessed assets to total assets	0.51%	0.53%	0.40%	0.35%	0.39%

Loans Past Due
Loans past due 90 days, still accruing (1)	$—	$6	$42	$—	$—
Loans past due 90 days, still accruing to funded HFI loans	—%	0.01%	0.08%	—%	—%
Loans past due 30 to 89 days, still accruing (2)	$83	$117	$164	$189	$121
Loans past due 30 to 89 days, still accruing to funded HFI loans	0.16%	0.23%	0.33%	0.38%	0.25%

Other credit quality metrics
Special mention loans	$532	$394	$641	$668	$694
Special mention loans to funded HFI loans	1.01%	0.78%	1.27%	1.35%	1.45%

Classified loans on accrual	$328	$361	$379	$381	$324
Classified loans on accrual to funded HFI loans	0.63%	0.71%	0.75%	0.77%	0.68%
Classified assets	$748	$781	$673	$639	$604
Classified assets to total assets	0.93%	1.01%	0.95%	0.90%	0.89%
(1)    Excludes government guaranteed residential mortgage loans of $330 million, $349 million, $399 million, $439 million, and $481 million as of each respective date in the table above.
(2)    Excludes government guaranteed residential mortgage loans of $221 million, $224 million, $279 million, $261 million, and $289 million as of each respective date in the table above.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2024			March 31, 2024
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$2,860	$43.0	6.05%	$2,416	$39.1	6.51%
Loans held for investment:
Commercial and industrial	19,913	370.1	7.54	18,745	345.7	7.48
CRE - non-owner occupied	9,680	185.0	7.69	9,468	185.1	7.87
CRE - owner occupied	1,865	28.5	6.24	1,808	26.8	6.06
Construction and land development	4,740	112.3	9.53	4,922	117.1	9.57
Residential real estate	14,531	157.0	4.35	14,722	157.0	4.29
Consumer	48	0.8	6.94	61	1.1	7.28
Total HFI loans (1), (2), (3)	50,777	853.7	6.79	49,726	832.8	6.77
Securities:
Securities - taxable	14,029	166.5	4.77	10,717	121.1	4.54
Securities - tax-exempt	2,221	24.0	5.45	2,205	22.9	5.24
Total securities (1)	16,250	190.5	4.87	12,922	144.0	4.66
Cash and other	3,983	60.3	6.09	2,953	39.1	5.33
Total interest earning assets	73,870	1,147.5	6.30	68,017	1,055.0	6.29
Non-interest earning assets
Cash and due from banks	294			285
Allowance for credit losses	(350)			(349)
Bank owned life insurance	187			186
Other assets	4,554			4,542
Total assets	$78,555			$72,681
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$17,276	$131.2	3.05%	$16,348	$122.0	3.00%
Savings and money market	16,579	146.2	3.55	15,247	129.9	3.43
Certificates of deposit	10,427	132.9	5.12	10,129	128.7	5.11
Total interest-bearing deposits	44,282	410.3	3.73	41,724	380.6	3.67
Short-term borrowings	4,165	58.9	5.69	3,715	53.8	5.83
Long-term debt	437	12.1	11.19	444	12.2	11.06
Qualifying debt	896	9.6	4.28	895	9.5	4.28
Total interest-bearing liabilities	49,780	490.9	3.97	46,778	456.1	3.92
Interest cost of funding earning assets			2.67			2.69
Non-interest-bearing liabilities
Non-interest-bearing deposits	20,996			18,183
Other liabilities	1,449			1,536
Stockholders’ equity	6,330			6,184
Total liabilities and stockholders' equity	$78,555			$72,681
Net interest income and margin (4)		$656.6	3.63%		$598.9	3.60%

(1)     Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.9 million and $9.6 million for the three months ended June 30, 2024 and March 31, 2024, respectively.
(2)    Included in the yield computation are net loan fees of $32.1 million and $33.0 million for the three months ended June 30, 2024 and March 31, 2024, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Three Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans held for sale	$2,860	$43.0	6.05%	$6,343	$105.2	6.65%
Loans held for investment:
Commercial and industrial	19,913	370.1	7.54	15,712	302.3	7.78
CRE - non-owner-occupied	9,680	185.0	7.69	9,754	180.7	7.44
CRE - owner-occupied	1,865	28.5	6.24	1,816	25.1	5.66
Construction and land development	4,740	112.3	9.53	4,420	103.6	9.40
Residential real estate	14,531	157.0	4.35	15,006	139.0	3.72
Consumer	48	0.8	6.94	73	1.3	7.15
Total loans HFI (1), (2), (3)	50,777	853.7	6.79	46,781	752.0	6.48
Securities:
Securities - taxable	14,029	166.5	4.77	7,879	91.4	4.65
Securities - tax-exempt	2,221	24.0	5.45	2,062	21.0	5.12
Total securities (1)	16,250	190.5	4.87	9,941	112.4	4.76
Cash and other	3,983	60.3	6.09	2,584	31.2	4.84
Total interest earning assets	73,870	1,147.5	6.30	65,649	1,000.8	6.17
Non-interest earning assets
Cash and due from banks	294			259
Allowance for credit losses	(350)			(314)
Bank owned life insurance	187			183
Other assets	4,554			4,361
Total assets	$78,555			$70,138
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$17,276	$131.2	3.05%	$11,893	$80.2	2.71%
Savings and money market accounts	16,579	146.2	3.55	13,167	87.2	2.66
Certificates of deposit	10,427	132.9	5.12	7,626	83.7	4.40
Total interest-bearing deposits	44,282	410.3	3.73	32,686	251.1	3.08
Short-term borrowings	4,165	58.9	5.69	12,195	170.4	5.60
Long-term debt	437	12.1	11.19	826	19.5	9.45
Qualifying debt	896	9.6	4.28	895	9.5	4.27
Total interest-bearing liabilities	49,780	490.9	3.97	46,602	450.5	3.88
Interest cost of funding earning assets			2.67			2.75
Non-interest-bearing liabilities
Non-interest-bearing deposits	20,996			16,701
Other liabilities	1,449			1,183
Stockholders’ equity	6,330			5,652
Total liabilities and stockholders' equity	$78,555			$70,138
Net interest income and margin (4)		$656.6	3.63%		$550.3	3.42%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $9.9 million and $8.7 million for the three months ended June 30, 2024 and 2023, respectively.
(2)    Included in the yield computation are net loan fees of $32.1 million and $36.8 million for the three months ended June 30, 2024 and 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Analysis of Average Balances, Yields and Rates
Unaudited
	Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest	Average Yield / Cost	Average Balance	Interest	Average Yield / Cost
	($ in millions)
Interest earning assets
Loans HFS	$2,638	$82.1	6.26%	$4,260	$136.5	6.46%
Loans HFI:
Commercial and industrial	19,329	715.8	7.51	18,083	670.5	7.54
CRE - non-owner occupied	9,574	370.1	7.78	9,638	350.1	7.33
CRE - owner occupied	1,836	55.3	6.15	1,812	49.7	5.64
Construction and land development	4,831	229.4	9.55	4,325	196.8	9.18
Residential real estate	14,626	314.0	4.32	15,420	283.8	3.71
Consumer	55	1.9	7.13	73	2.5	6.99
Total loans HFI (1), (2), (3)	50,251	1,686.5	6.78	49,351	1,553.4	6.38
Securities:
Securities - taxable	12,373	287.6	4.67	7,271	166.6	4.62
Securities - tax-exempt	2,213	46.9	5.34	2,090	41.9	5.06
Total securities (1)	14,586	334.5	4.78	9,361	208.5	4.72
Other	3,468	99.4	5.77	2,956	71.3	4.86
Total interest earning assets	70,943	2,202.5	6.30	65,928	1,969.7	6.08
Non-interest earning assets
Cash and due from banks	289			262
Allowance for credit losses	(349)			(314)
Bank owned life insurance	187			183
Other assets	4,548			4,644
Total assets	$75,618			$70,703
Interest-bearing liabilities
Interest-bearing deposits:
Interest-bearing transaction accounts	$16,812	$253.2	3.03%	$11,217	$148.5	2.67%
Savings and money market accounts	15,913	276.1	3.49	15,604	202.7	2.62
Certificates of deposit	10,278	261.6	5.12	6,578	131.5	4.03
Total interest-bearing deposits	43,003	790.9	3.70	33,399	482.7	2.90
Short-term borrowings	3,940	112.6	5.75	9,757	258.0	5.33
Long-term debt	441	24.4	11.13	1,049	50.0	9.62
Qualifying debt	895	19.1	4.28	894	18.8	4.24
Total interest-bearing liabilities	48,279	947.0	3.94	45,099	809.5	3.62
Interest cost of funding earning assets			2.69			2.48
Non-interest-bearing liabilities
Non-interest-bearing deposits	19,589			18,600
Other liabilities	1,493			1,384
Stockholders’ equity	6,257			5,620
Total liabilities and stockholders' equity	$75,618			$70,703
Net interest income and margin (4)		$1,255.5	3.61%		$1,160.2	3.60%

(1)    Yields on loans and securities have been adjusted to a tax equivalent basis. The tax equivalent adjustment was $19.5 million and $17.5 million for the six months ended June 30, 2024 and 2023, respectively.
(2)    Included in the yield computation are net loan fees of $65.2 million and $72.4 million for the six months ended June 30, 2024 and 2023, respectively.
(3)    Includes non-accrual loans.
(4)    Net interest margin is computed by dividing net interest income by total average earning assets, annualized on an actual/actual basis.

Western Alliance Bancorporation and Subsidiaries
Reportable Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At June 30, 2024:	(dollars in millions)
Assets:
Cash, cash equivalents, and investments	$21,345	$11	$—	$21,334
Loans HFS	2,007	—	2,007	—
Loans HFI, net of deferred fees and costs	52,430	31,044	21,386	—
Less: allowance for credit losses	(352)	(301)	(51)	—
Net loans HFI	52,078	30,743	21,335	—
Other assets acquired through foreclosure, net	8	8	—	—
Goodwill and other intangible assets, net	664	291	373	—
Other assets	4,479	433	1,892	2,154
Total assets	$80,581	$31,486	$25,607	$23,488
Liabilities:
Deposits	$66,244	$25,326	$34,457	$6,461
Borrowings and qualifying debt	6,484	8	43	6,433
Other liabilities	1,519	206	474	839
Total liabilities	74,247	25,540	34,974	13,733
Allocated equity:	6,334	2,702	1,839	1,793
Total liabilities and stockholders' equity	$80,581	$28,242	$36,813	$15,526
Excess funds provided (used)	—	(3,244)	11,206	(7,962)

No. of offices	56	45	8	3
No. of full-time equivalent employees	3,310	580	722	2,008

Income Statement:

Three Months Ended June 30, 2024:	(in millions)
Net interest income	$656.6	$292.2	$339.0	$25.4
Provision for (recovery of) credit losses	37.1	36.1	1.0	—
Net interest income after provision for credit losses	619.5	256.1	338.0	25.4
Non-interest income	115.2	23.1	89.9	2.2
Non-interest expense	486.8	150.8	331.1	4.9
Income (loss) before income taxes	247.9	128.4	96.8	22.7
Income tax expense (benefit)	54.3	28.0	21.5	4.8
Net income (loss)	$193.6	$100.4	$75.3	$17.9

Six Months Ended June 30, 2024:	(in millions)
Net interest income	$1,255.5	$581.1	$631.6	$42.8
Provision for credit losses	52.3	51.4	0.6	0.3
Net interest income after provision for credit losses	1,203.2	529.7	631.0	42.5
Non-interest income	245.1	49.2	185.6	10.3
Non-interest expense	968.6	306.8	627.0	34.8
Income (loss) before provision for income taxes	479.7	272.1	189.6	18.0
Income tax expense (benefit)	108.7	61.7	43.3	3.7
Net income (loss)	$371.0	$210.4	$146.3	$14.3

Western Alliance Bancorporation and Subsidiaries
Reportable Segment Results
Unaudited

Balance Sheet:
	Consolidated Company	Commercial	Consumer Related	Corporate & Other
At December 31, 2023:	(dollars in millions)
Assets:
Cash, cash equivalents, and investments	$14,569	$13	$125	$14,431
Loans held for sale	1,402	—	1,402	—
Loans, net of deferred fees and costs	50,297	29,136	21,161	—
Less: allowance for credit losses	(337)	(284)	(53)	—
Total loans	49,960	28,852	21,108	—
Other assets acquired through foreclosure, net	8	8	—	—
Goodwill and other intangible assets, net	669	292	377	—
Other assets	4,254	390	1,826	2,038
Total assets	$70,862	$29,555	$24,838	$16,469
Liabilities:
Deposits	$55,333	$23,897	$24,925	$6,511
Borrowings and qualifying debt	8,125	7	402	7,716
Other liabilities	1,326	109	338	879
Total liabilities	64,784	24,013	25,665	15,106
Allocated equity:	6,078	2,555	1,790	1,733
Total liabilities and stockholders' equity	$70,862	$26,568	$27,455	$16,839
Excess funds provided (used)	—	(2,987)	2,617	370

No. of offices	57	46	8	3
No. of full-time equivalent employees	3,260	584	711	1,965

Income Statement:

Three Months Ended June 30, 2023:	(in millions)
Net interest income	$550.3	$356.5	$204.8	$(11.0)
Provision for (recovery of) credit losses	21.8	18.2	1.9	1.7
Net interest income (expense) after provision for credit losses	528.5	338.3	202.9	(12.7)
Non-interest income	119.0	30.8	86.1	2.1
Non-interest expense	387.4	147.7	232.3	7.4
Income (loss) before income taxes	260.1	221.4	56.7	(18.0)
Income tax expense (benefit)	44.4	43.4	11.2	(10.2)
Net income (loss)	$215.7	$178.0	$45.5	$(7.8)

Six Months Ended June 30, 2023:	(in millions)
Net interest income	$1,160.2	$746.0	$404.0	$10.2
Provision for (recovery of) credit losses	41.2	15.6	3.4	22.2
Net interest income (expense) after provision for credit losses	1,119.0	730.4	400.6	(12.0)
Non-interest income	61.0	(65.9)	137.1	(10.2)
Non-interest expense	735.3	283.6	424.4	27.3
Income (loss) before income taxes	444.7	380.9	113.3	(49.5)
Income tax expense (benefit)	86.8	81.9	24.0	(19.1)
Net income (loss)	$357.9	$299.0	$89.3	$(30.4)

Western Alliance Bancorporation and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
Unaudited

Pre-Provision Net Revenue by Quarter:
	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(in millions)
Net interest income	$656.6	$598.9	$591.7	$587.0	$550.3
Total non-interest income	115.2	129.9	90.5	129.2	119.0
Net revenue	$771.8	$728.8	$682.2	$716.2	$669.3
Total non-interest expense	486.8	481.8	461.9	426.2	387.4
Pre-provision net revenue (1)	$285.0	$247.0	$220.3	$290.0	$281.9
Adjusted for:
Provision for credit losses	37.1	15.2	9.3	12.1	21.8
Income tax expense	54.3	54.4	63.1	61.3	44.4
Net income	$193.6	$177.4	$147.9	$216.6	$215.7

Pre-Provision Net Revenue, Excluding FDIC Special Assessment	Three Months Ended
	Jun 30, 2024	Mar 31, 2024
	(in millions)
Pre-provision net revenue (1)	$285.0	$247.0
FDIC special assessment	(6.0)	17.6
Pre-provision net revenue, excluding FDIC special assessment (1)	$279.0	$264.6
Less:
Provision for credit losses	37.1	15.2
Income tax expense	54.3	54.4
FDIC special assessment	(6.0)	17.6
Net income	$193.6	$177.4

Efficiency Ratio (Tax Equivalent Basis) by Quarter:
	Three Months Ended
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(dollars in millions)
Total non-interest expense	$486.8	$481.8	$461.9	$426.2	$387.4
Less: Deposit costs	173.7	137.0	131.0	127.8	91.0
Total non-interest expense, excluding deposit costs	313.1	344.8	330.9	298.4	296.4
Divided by:
Total net interest income	656.6	598.9	591.7	587.0	550.3
Plus:
Tax equivalent interest adjustment	9.9	9.6	9.1	8.9	8.7
Total non-interest income	115.2	129.9	90.5	129.2	119.0
Less: Deposit costs	173.7	137.0	131.0	127.8	91.0
	$608.0	$601.4	$560.3	$597.3	$587.0
Efficiency ratio (2)	62.3%	65.2%	66.8%	58.8%	57.1%
Efficiency ratio, adjusted for deposit costs (2)	51.5%	57.3%	59.1%	50.0%	50.5%

Tangible Common Equity:
	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
	(dollars and shares in millions)
Total stockholders' equity	$6,334	$6,172	$6,078	$5,746	$5,685
Less:
Goodwill and intangible assets	664	666	669	672	674
Preferred stock	295	295	295	295	295
Total tangible common equity	5,375	5,211	5,114	4,779	4,716
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible common equity, net of tax	$5,377	$5,213	$5,116	$4,781	$4,718
Total assets	$80,581	$76,989	$70,862	$70,891	$68,160
Less: goodwill and intangible assets, net	664	666	669	672	674
Tangible assets	79,917	76,323	70,193	70,219	67,486
Plus: deferred tax - attributed to intangible assets	2	2	2	2	2
Total tangible assets, net of tax	$79,919	$76,325	$70,195	$70,221	$67,488
Tangible common equity ratio (3)	6.7%	6.8%	7.3%	6.8%	7.0%
Common shares outstanding	110.2	110.2	109.5	109.5	109.5
Tangible book value per share, net of tax (3)	$48.79	$47.30	$46.72	$43.66	$43.09

Non-GAAP Financial Measures Footnotes

(1)	We believe this non-GAAP measurement is a key indicator of the earnings power of the Company.
(2)	We believe this non-GAAP ratio provides a useful metric to measure the efficiency of the Company.
(3)	We believe this non-GAAP metric provides an important metric with which to analyze and evaluate the financial condition and capital strength of the Company.